UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 23, 2008
Date of Report
(Date of earliest event reported)
SMITH INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-8514	95-3822631
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
16740 Hardy Road
Houston, Texas
(Address of principal executive offices)
77032
(Zip Code)
(281) 443-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 23, 2008, the Board of Directors (the “Board”) of Smith International, Inc. (the “Company”) amended Article I, Section 1 of the Company’s bylaws to change the Company’s registered agent, added Article X to the Company’s bylaws to provide for the conduct of the business and affairs of the Company in the event of a catastrophic event as a result of which a quorum of the Board cannot readily be convened for action and amended Article III, Section 2 to provide for a majority vote standard for the election of directors in uncontested director elections, first effective in connection with the 2009 annual meeting of stockholders. The amendments also made minor changes primarily to conform with certain provisions of Delaware law. The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws being filed with this Form 8-K as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.

Exhibit No.	Exhibit

3.1	Amended and Restated Bylaws of Smith International, Inc. dated April 23, 2008.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH INTERNATIONAL, INC.
Date: April 29, 2008	/s/ RICHARD E. CHANDLER, JR.
By: Richard E. Chandler, Jr. Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Amended and Restated Bylaws of Smith International, Inc. dated April 23, 2008.